                                 EXHIBIT 21

              SUBSIDIARIES AND JOINT VENTURE OF THE COMPANY

As of March 31, 2007, the Company discloses its position of ownership of the following entities:

                                           Charter/Joint Venture

Included in the                            ---------------------

Consolidated Statements    % Ownership       Place         Date

-------------------------  -----------       -----         ----

Homespan Realty Co., Inc.

 ("Homespan")                  100.0       Wisconsin     02/12/1959

Ecomm Group Inc.

 ("Ecomm")                     100.0       Wisconsin     06/24/1974

San Luis Estates, Inc.

 ("SLE")                       100.0       Colorado      11/09/1970

San Sebastian Gold Mines,

 Inc. ("Sanseb")                82.5       Nevada        09/04/1968

Universal Developers, Inc.

 ("UDI")                       100.0       Wisconsin     09/28/1964

Commerce/Sanseb Joint

 Venture ("Joint Venture")      90.0       Wisconsin &   09/22/1987

                                           El Salvador

Not included in the

Consolidated Statements

--------------------------

Mineral San Sebastian,

 S.A. de C.V.  ("Misanse")      52.0       El Salvador   05/08/1960